SECURITIES AND EXCHANGE COMMISSION

                                 Washington, DC


                                    Form 8-K/A

                                  Amendment No. 1

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): July 19, 2000


                               The Finx Group, Inc.
             (Exact name of Registrant as Specified in its Charter)
                       (formerly known as Fingermatrix, Inc.)

           Delaware                  0-9940                    13-2854686
(State or other jurisdiction      (Commission                (IRS Employer
  of incorporation)                File No.)              Identification No.)


             249 North Saw Mill River Road, Elmsford, New York 10523
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (914) 592-5930

Purpose of Amendment:

         To attach Exhibit 16, the letter from the former independent accountant regarding its concurrence with the statements made herein.


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Item 4.           Changes in Registrant's Certifying Accountant.

         Effective for its fiscal year commencing January 1, 2000, the Company has changed its independent auditors from Cornick, Garber & Sandler, LLP (the "Former Accountant") to Moore Stephens, PC (the "New Accountant").

         The Former Accountant was dismissed. The report of the Former Accountant for the consolidated balance sheet of The Finx Group, Inc. (formerly known as Fingermatrix, Inc.) and its subsidiaries as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1999 did not contain an adverse opinion or a disclaimer of an opinion, nor was it modified as to audit scope or accounting principles. The opinion was, however, qualified by the assumption that the Company will continue as a going concern on the basis that; (1) the Company has a history of declining revenues and of net losses for the two years ended December 31, 1999, (2) as of December 31, 1999 the Company has a working capital deficiency of $2.241 million and a capital deficiency of $2.117 million and (3) the Company has relied on continuing financial support from its controlling stockholder. The opinion of the Former Account ant as of December 31, 1999 states that these conditions raise substantial doubt about the Company's ability to continue as a going concern.

         The decision to change accountants was approved by the Company's Board of Directors. The Company has no audit committee.

         During each of the two years in the period ended December 31, 1999 and the subsequent interim period since December 31, 1999, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. None of the events described in Item 304 (a)(i)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended, occurred during the Company's two most recent fiscal years and the subsequent interim period since December 31, 1999.

         The New Accountant was engaged on July 19, 2000 to audit the Company's financial statements for its year ended December 31, 2000.


Item 7.       Financial Statements and Exhibits.

              (c)  Exhibits

                   16    Letter regarding change in certifying accountant
                   99.1  Opinion of Cornick, Garber & Sandler, LLP, Independent
                          Certified Accountants for the year ended December 31, 1999.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  THE FINX GROUP, INC.


Date:   August 9, 2000         By: /S/ Lewis S. Schiller
                                  ----------------------
                                  Lewis S. Schiller,
                                  Chief Executive Officer


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Exhibit 16

                                                         July 24, 2000


Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

          We have read the information in item 4(1) contained in the Form 8-K of the Finx Group, Inc. dated July 10, 2000 and agree with the statements made therein.


                                             Very truly yours,

                                             Cornick, Garber & Sandler, LLP
                                             CERTIFIED PUBLIC ACCOUNTANTS


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Exhibit 99.1

To the Board of Directors and Stockholders of Fingermatrix, Inc.
New York, New York


          We have audited the accompanying consolidated balance sheet of Fingermatrix, Inc. and its subsidiaries as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fingermatrix, Inc and its subsidiaries as of December 31, 1999, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements; (1) the Company has a history of declining revenues and of net losses for the two years ended December 31, 1999, (2) as of December 31, 1999 the Company has a working capital deficiency of $2.241 million and a capital deficiency of $2.117 million and (3) the Company has relied on continuing financial support from its controlling stockholder. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cornick, Garber & Sandler, LLP
Certified Public Accountants


New York, New York
May 4, 2000

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